Exhibit 99.1

FOR IMMEDIATE RELEASE	4716 Old Gettysburg Road Mechanicsburg, PA 17055

Select Medical Corporation Announces Results for
Second Quarter Ended June 30, 2007
     MECHANICSBURG, PENNSYLVANIA — August 13, 2007 — Select Medical Corporation (“Select”) today announced results for its second quarter ended June 30, 2007.
     For the second quarter ended June 30, 2007, net operating revenues increased 5.0% to $506.5 million compared to $482.1 million for the same quarter, prior year. Income from operations decreased 22.3% to $60.6 million compared to $78.0 million for the same quarter, prior year. Net income decreased 38.0% to $21.0 million compared to $33.9 million for the same quarter, prior year. Additionally, net income before interest, income taxes, depreciation and amortization, income from discontinued operations, stock compensation expense, other income and minority interest (“Adjusted EBITDA”) for the second quarter decreased 16.7% to $75.5 million compared to $90.6 million for the same quarter, prior year. A reconciliation of net income to Adjusted EBITDA is attached to this release.
     For the six months ended June 30, 2007, net operating revenues increased 1.2% to $973.3 million compared to $961.9 million for the same period, prior year. Income from operations decreased 16.3% to $120.9 million compared to $144.4 million for the same period, prior year. Net income decreased 37.6% to $43.2 million compared to $69.3 million for the same period, prior year. Additionally, Adjusted EBITDA for the six months ended June 30, 2007 decreased 12.1% to $148.4 million compared to $168.9 million for the same period, prior year.
Specialty Hospitals
     At June 30, 2007, Select operated 89 long-term acute care hospitals and three acute medical rehabilitation hospitals. This compares to 96 long-term acute care hospitals and four acute medical rehabilitation hospitals operated at June 30, 2006. For the second quarter of 2007, net operating revenues for all of Select’s hospitals decreased 4.3% to $345.3 million compared to $360.8 million for the same quarter, prior year. Total patient days for the second quarter of 2007 were 247,368, admissions were 9,666 and net revenue per patient day was $1,370. This compares to 246,275 days, 10,154 admissions and net revenue per patient day of $1,435 for the same quarter, prior year. For the hospitals opened or acquired as of January 1, 2006 and operated by Select throughout both periods, patient days in the second quarter of 2007 were 243,081 and admissions were 9,512, compared to 239,439 days and 9,906 admissions in the same quarter, prior year. Adjusted EBITDA for the segment decreased 26.6% to $60.7 million compared to $82.7 million for the same quarter, prior year. The Adjusted EBITDA margin for the segment was 17.6% for the second quarter of 2007, compared to 22.9% for the same quarter, prior year. The Adjusted EBITDA margin for the hospitals opened or acquired as of January 1, 2006 and operated by Select throughout both periods was 18.7% for the second quarter of 2007, compared to 24.1% for the

Exhibit 99.1
same quarter, prior year.
     For the six months ended June 30, 2007, net operating revenues for all of Select’s hospitals decreased 2.9% to $699.5 million compared to $720.4 million for the same period, prior year. Total patient days for the six months ended June 30, 2007 were 499,844, admissions were 20,082 and net revenue per patient day was $1,374. This compares to 497,976 days, 20,637 admissions and net revenue per patient day of $1,419 for the same period, prior year. For the hospitals opened or acquired as of January 1, 2006 and operated by Select throughout both periods, patient days for the six months ended June 30, 2007 were 492,616 and admissions were 19,819, compared to 482,913 days and 20,062 admissions in the same period, prior year. Adjusted EBITDA for the segment for the six months ended June 30, 2007 decreased 19.5% to $126.7 million compared to $157.4 million for the same period, prior year. The Adjusted EBITDA margin for the segment for the six months ended June 30, 2007 was 18.1%, compared to 21.8% for the same period, prior year. The Adjusted EBITDA margin for the hospitals opened or acquired as of January 1, 2006 and operated by Select throughout both periods was 19.2% for the six months ended June 30, 2007, compared to 22.6% for the same period, prior year.
Outpatient Rehabilitation
     At June 30, 2007, Select operated 1,106 outpatient clinics. This compares to 610 outpatient clinics at June 30, 2006. The increase in the number of clinics is primarily due to Select’s acquisition, in the second quarter of 2007, of substantially all of the outpatient rehabilitation division of HealthSouth Corporation, as described below. For the second quarter of 2007, net operating revenues were $159.7 million compared to $120.6 million for the same quarter, prior year. Adjusted EBITDA for the second quarter increased 33.3% to $24.6 million compared to $18.4 million for the same quarter, prior year. The Adjusted EBITDA margin for the quarter was 15.4% compared to 15.3% in the same quarter, prior year. Patient visits for the quarter were 1,079,613 compared to 762,177 for the same quarter, prior year. Net revenue per visit was $99 for the second quarter of 2007 compared to $94 for the same quarter, prior year.
     For the six months ended June 30, 2007, net operating revenues increased 13.4% to $272.1 million compared to $239.9 million for the same period, prior year. Adjusted EBITDA for the six months ended June 30, 2007 increased 27.1% to $42.2 million compared to $33.2 million for the same period, prior year. The Adjusted EBITDA margin for the six months ended June 30, 2007 was 15.5% compared to 13.8% in the same period, prior year. Patient visits for the six months ended June 30, 2007 were 1,726,264 compared to 1,547,016 for the same period, prior year. Net revenue per visit was $100 for the six months ended June 30, 2007 compared $93 for the same period, prior year.
     On March 1, 2006, we sold our wholly-owned subsidiary, Canadian Back Institute Limited (“CBIL”), for approximately C$89.8 million in cash (US$79.0 million). We conducted all of our Canadian operations through CBIL. The financial results of CBIL have been classified as discontinued operations for the six months ended June 30, 2006. We recognized a gain on sale (net of tax) of $9.1 million in the first quarter ended March 31, 2006.
Acquisition of HealthSouth Corporation’s Outpatient Rehabilitation Division
     On May 1, 2007, Select completed the acquisition of substantially all of the outpatient rehabilitation division of HealthSouth Corporation. At the closing, Select acquired 540 outpatient rehabilitation clinics. The closing of the purchase of approximately 30 additional outpatient rehabilitation clinics has been deferred pending certain state regulatory approvals. Approximately $24.0 million of the approximately $245.0 million purchase price was withheld pending receipt of these approvals and the transfer of the remaining clinics. The purchase price was reduced by approximately $7.0 million at the closing and is subject to further adjustment based on the division’s net working capital on the closing date.

Exhibit 99.1
Conference Call
     Select will host a conference call regarding its second quarter results on Tuesday, August 14, 2007, at 11:00 am EDT. The domestic dial in number for the call is 1-866-802-4290. The international dial in number is 1-703-639-1316.
*   *   *   *   *
     Select Medical Corporation is a leading operator of specialty hospitals in the United States. Select operates 89 long-term acute care hospitals and four acute medical rehabilitation hospitals in 26 states. Select is also a leading operator of outpatient rehabilitation clinics in the United States, with approximately 1,106 locations in 37 states and the District of Columbia. Select also provides medical rehabilitation services on a contract basis at nursing homes, hospitals, assisted living and senior care centers, schools and worksites. Information about Select is available at http://www.selectmedicalcorp.com/
     Certain statements contained herein that are not descriptions of historical facts are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to those discussed in filings made by Select with the Securities and Exchange Commission. Many of the factors that will determine Select’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. Select undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
Investor inquiries:
Joel Veit, 717/972-1100

Exhibit 99.1
I. Condensed Consolidated Statements of Operations
(In thousands)
(unaudited)
For the Three Months Ended June 30, 2006 and 2007

			%
	2006	2007	Change
Net operating revenues	$482,141	$506,484	5.0%
Costs and expenses:
Cost of services	372,500	410,952	10.3%
General and administrative	11,549	12,182	5.5%
Bad debt expense	8,433	8,835	4.8%
Depreciation and amortization	11,666	13,939	19.5%

Income from operations	77,993	60,576	(22.3)%
Other income	1,608	1,660	3.2%
Interest income	197	869	341.1%
Interest expense	(23,995)	(27,067)	12.8%

Income from continuing operations before minority interests and income taxes	55,803	36,038	(35.4)%
Minority interests	335	813	142.7%

Income from continuing operations before income taxes	55,468	35,225	(36.5)%
Income tax expense	21,531	14,188	(34.1)%

Net income	$33,937	$21,037	(38.0)%

Exhibit 99.1
II. Condensed Consolidated Statements of Operations
(In thousands)
(unaudited)
For the Six Months Ended June 30, 2006 and 2007

			%
	2006	2007	Change
Net operating revenues	$961,884	$973,313	1.2%
Costs and expenses:
Cost of services	757,697	788,579	4.1%
General and administrative	23,749	23,766	0.1%
Bad debt expense	13,433	14,424	7.4%
Depreciation and amortization	22,561	25,643	13.7%

Income from operations	144,444	120,901	(16.3)%
Other income	4,042	1,517	(62.5)%
Interest income	419	1,798	329.1%
Interest expense	(48,267)	(50,705)	5.1%

Income from continuing operations before minority interests and income taxes	100,638	73,511	(27.0)%
Minority interests	726	1,136	56.5%

Income from continuing operations before income taxes	99,912	72,375	(27.6)%
Income tax expense	40,626	29,155	(28.2)%

Income from continuing operations	59,286	43,220	(27.1)%
Income from discontinued operations, net of tax (includes pretax gain of $13,950 in 2006)	10,018	—	N/M

Net income	$69,304	$43,220	(37.6)%

Exhibit 99.1
III. Condensed Consolidated Balance Sheets
(In thousands)
(unaudited)

	December 31,	June 30,
	2006	2007
Assets
Cash	$81,600	$25,610
Restricted cash	4,335	3,800
Accounts receivable, net	199,927	261,311
Current deferred tax asset	42,613	40,837
Other current assets	16,762	23,710

Total Current Assets	345,237	355,268
Property and equipment, net	356,336	460,227
Goodwill	1,323,572	1,468,086
Other identifiable intangibles	79,230	97,237
Other assets held for sale	4,855	—
Other assets	68,412	72,445

Total Assets	$2,177,642	$2,453,263

Liabilities and Stockholder’s Equity
Payables and accruals	$297,698	$352,693
Income taxes payable	1,937	3,431
Current portion of long term debt	6,209	8,239

Total Current Liabilities	305,844	364,363
Long term debt, net of current portion	1,224,509	1,401,118
Non-current deferred tax liability	30,721	26,330
Other non-current liabilities	—	24,648
Minority interests	2,566	3,873
Stockholder’s equity	614,002	632,931

Total Liabilities and Stockholder’s Equity	$2,177,642	$2,453,263

Exhibit 99.1
IV. Key Statistics
(unaudited)
For the Three Months Ended June 30, 2006 and 2007

			%
	2006	2007	Change
Specialty Hospitals (a)
Number of hospitals — end of period	100	92	(8.0)%
Net operating revenues (,000)	$360,772	$345,282	(4.3)%
Number of patient days	246,275	247,368	0.4%
Number of admissions	10,154	9,666	(4.8)%
Net revenue per patient day (b)	$1,435	$1,370	(4.5)%
Adjusted EBITDA (,000)	$82,673	$60,690	(26.6)%
Adjusted EBITDA margin — all hospitals	22.9%	17.6%	(23.1)%
Adjusted EBITDA margin — same store hospitals (c)	24.1%	18.7%	(22.4)%
Outpatient Rehabilitation
Number of clinics — end of period	610	1,106	81.3%
Net operating revenues (,000)	$120,641	$159,686	32.4%
Number of visits	762,177	1,079,613	41.6%
Revenue per visit (d)	$94	$99	5.3%
Adjusted EBITDA (,000)	$18,423	$24,553	33.3%
Adjusted EBITDA margin	15.3%	15.4%	0.7%

(a)	Specialty hospitals consist of long-term acute care hospitals and acute medical rehabilitation hospitals.

(b)	Net revenue per patient day is calculated by dividing specialty hospital patient service revenue by the total number of patient days.

(c)	Adjusted EBITDA margin — same store hospitals represents the Adjusted EBITDA margin for those hospitals opened or acquired before January 1, 2006 and operated throughout both periods.

(d)	Net revenue per visit is calculated by dividing outpatient rehabilitation clinic revenue by the total number of visits. For purposes of this computation, outpatient rehabilitation clinic revenue does not include managed clinics or contract services revenue.

Exhibit 99.1
V. Key Statistics
(unaudited)
For the Six Months Ended June 30, 2006 and 2007

			%
	2006	2007	Change
Specialty Hospitals (a)
Number of hospitals — end of period	100	92	(8.0)%
Net operating revenues (,000)	$720,444	$699,510	(2.9)%
Number of patient days	497,976	499,844	0.4%
Number of admissions	20,637	20,082	(2.7)%
Net revenue per patient day (b)	$1,419	$1,374	(3.2)%
Adjusted EBITDA (,000)	$157,391	$126,721	(19.5)%
Adjusted EBITDA margin — all hospitals	21.8%	18.1%	(17.0)%
Adjusted EBITDA margin — same store hospitals (c)	22.6%	19.2%	(15.0)%
Outpatient Rehabilitation
Number of clinics — end of period	610	1,106	81.3%
Net operating revenues (,000)	$239,931	$272,066	13.4%
Number of visits	1,547,016	1,726,264	11.6%
Revenue per visit (d)	$93	$100	7.5%
Adjusted EBITDA (,000)	$33,183	$42,171	27.1%
Adjusted EBITDA margin	13.8%	15.5%	12.3%

(a)	Specialty hospitals consist of long-term acute care hospitals and acute medical rehabilitation hospitals.

(b)	Net revenue per patient day is calculated by dividing specialty hospital patient service revenue by the total number of patient days.

(c)	Adjusted EBITDA margin — same store hospitals represents the Adjusted EBITDA margin for those hospitals opened or acquired before January 1, 2006 and operated throughout both periods.

(d)	Net revenue per visit is calculated by dividing outpatient rehabilitation clinic revenue by the total number of visits. For purposes of this computation, outpatient rehabilitation clinic revenue does not include managed clinics or contract services revenue.

Exhibit 99.1
VI. Net Income to Adjusted EBITDA Reconciliation
(In thousands)
(unaudited)
For the Three and Six Months Ended June 30, 2006 and 2007
     The following table reconciles net income to Adjusted EBITDA for Select. Adjusted EBITDA is used by Select to report its segment performance in accordance with SFAS No. 131. Adjusted EBITDA is defined as net income before interest, income taxes, depreciation and amortization, income from discontinued operations, stock compensation expense, other income and minority interest. We believe that the presentation of Adjusted EBITDA is important to investors because Adjusted EBITDA is used by management to evaluate financial performance and determine resource allocation for each of our operating units.
     Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles. Items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to, or substitute for, net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2007	2006	2007
Net income	$33,937	$21,037	$69,304	$43,220
Income from discontinued operations, net of tax	—	—	(10,018)	—
Income tax expense	21,531	14,188	40,626	29,155
Minority interest	335	813	726	1,136
Interest expense, net	23,798	26,198	47,848	48,907
Other income	(1,608)	(1,660)	(4,042)	(1,517)
Stock compensation expense
Included in general and administrative	887	891	1,775	1,779
Included in cost of services	58	60	116	99
Depreciation and amortization	11,666	13,939	22,561	25,643

Adjusted EBITDA	$90,604	$75,466	$168,896	$148,422

Specialty hospitals	$82,673	$60,690	$157,391	$126,721
Outpatient rehabilitation	18,423	24,553	33,183	42,171
Other (1)	(10,492)	(9,777)	(21,678)	(20,470)

Adjusted EBITDA	$90,604	$75,466	$168,896	$148,422

(1)	Other primarily includes Select’s general and administrative costs.

Exhibit 99.1
The following tables reconcile specialty hospital same store information.

	Three Months Ended
	June 30, 2006	June 30, 2007
Specialty hospitals net operating revenue	$360,772	$345,282
Less: Specialty hospitals in development, opened or closed after 1/1/06	9,546	5,844

Specialty hospitals same store net operating revenue	$351,226	$339,438

Specialty hospitals Adjusted EBITDA	$82,673	$60,690
Less: Specialty hospitals in development, opened or closed after 1/1/06	(1,803)	(2,926)

Specialty hospitals same store Adjusted EBITDA	$84,476	$63,616

All specialty hospitals Adjusted EBITDA margin	22.9%	17.6%
Specialty hospitals same store Adjusted EBITDA margin	24.1%	18.7%

	Six Months Ended
	June 30, 2006	June 30, 2007
Specialty hospitals net operating revenue	$720,444	$699,510
Less: Specialty hospitals in development, opened or closed after 1/1/06	21,440	10,104

Specialty hospitals same store net operating revenue	$699,004	$689,406

Specialty hospitals Adjusted EBITDA	$157,391	$126,721
Less: Specialty hospitals in development, opened or closed after 1/1/06	(794)	(5,946)

Specialty hospitals same store Adjusted EBITDA	$158,185	$132,667

All specialty hospitals Adjusted EBITDA margin	21.8%	18.1%
Specialty hospitals same store Adjusted EBITDA margin	22.6%	19.2%